EXHIBIT 99.1



Contact:    Michael Scharf
            Chairman and CEO
            (212) 317-1000


                           FOR IMMEDIATE RELEASE


NIAGARA CORPORATION ANNOUNCES CONTINUATION OF STOCK REPURCHASE
PROGRAM

      New York, October 6, 1999 -- Niagara Corporation (Nasdaq:NIAG) announced today that its Board of Directors authorized the repurchase, from time to time, of up to an additional one million shares of its common stock in open market and privately negotiated transactions. This authorization is in addition to a previous one million share repurchase authorization under which the Company has acquired 947,709 shares. Niagara said that such additional purchases would be subject to market and other conditions. The Company would continue to finance these purchases with internally generated funds, and, if necessary and available, borrowings under its existing credit facilities. Shares repurchased would be available for use in the Company's benefit plans and for general corporate purposes. Niagara has 9,049,746 shares of common stock outstanding.